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                                                              Exhibit 23 (a)(2)

                            ARTICLES SUPPLEMENTARY

                   TO ARTICLES OF AMENDMENT AND RESTATEMENT

                                      OF

                  SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.

   SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC., a Maryland corporation (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

   FIRST: Pursuant to the authority conferred upon the Board of Directors of the Corporation by Article FIFTH of the Articles of Amendment and Restatement of the Corporation (the "Articles of Incorporation") and Section 2-105 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors, as required by Section 2-208 of the MGCL, adopted resolutions at a meeting duly convened and held on September 21, 2006, authorizing:

   (a) the reclassification of 400,000,000 unissued Shares of the par value of $0.001 each of the Common Stock of each of the Seligman TargETFund 2025 Series, the Seligman TargETFund 2015 Series and the Seligman TargETFund Core Series of the Corporation as two separate Series designated and allocated as follows:

                                  Number of Shares of Common
  Name of Series                  Stock Reclassified and Allocated
  --------------                  -------------------------------------------
  Seligman TargETFund 2045 Series 600,000,000 of the par value of $0.001 each

  Seligman TargETFund 2035 Series 600,000,000 of the par value of $0.001 each

   (b) that Shares of the Common Stock of the Seligman TargETFund 2045 Series and the Seligman TargETFund 2035 Series shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board of Directors may determine in the absence of a contrary provision as those set forth for a Series of Shares of the Corporation in the Articles of Incorporation, as it may be amended or supplemented from time to time, including as set forth herein.

   SECOND: The foregoing amendments do not increase the authorized stock of the Corporation.

   THIRD: For purposes of subparagraph B(7) of Article FIFTH of the Articles of Incorporation, each of the Seligman TargETFund 2045 Series and the Seligman TargETFund 2035 Series is hereby designated a "Target Date Series" with a Target Year of 2045 and 2035, respectively.

   FOURTH: The Shares of the Common Stock of the Seligman TargETFund 2045 Series and the Seligman TargETFund 2035 Series shall initially be classified into six Classes of Shares

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designated Class A, Class B, Class C, Class D, Class I and Class R, each as described in the Articles of Incorporation, as it may be amended or supplemented from time to time.

   FIFTH: Article SIXTH of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

   There are currently eight directors of the Corporation. The names of the directors currently in office are: John R. Galvin, Frank A. McPherson, Betsy S. Michel, Leroy C. Richie, Robert L. Shafer, James N. Whitson, William C. Morris and Brian T. Zino.

   IN WITNESS WHEREOF, the Corporation has caused this Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 21 day of September, 2006.

ATTEST:                              SELIGMAN TARGETHORIZON ETF
                                     PORTFOLIOS,INC.

      /s/Frank J. Nasta              By:   /s/Brian T. Zino              (SEAL)
      -----------------------------        ----------------------------
Name: Frank J. Nasta                 Name: Brian T. Zino
      Secretary                            President

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                                  CERTIFICATE

   THE UNDERSIGNED, President of SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                  /s/Brian T. Zino
                                                  -----------------------------
                                            Name: Brian T. Zino

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